UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2016

CSRA INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-37494	47-4310550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code
703-641-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2016, CSRA Inc. (the “Company”) issued a press release announcing that Michael J. Lawrie, member and the Chairman of the Board of Directors (the “Board of Directors”) informed the Board of Directors that he will resign as Chairman and as a member of the Board of Directors, effective as of the Company’s next annual meeting of stockholders to be held on August 9, 2016 (the “Annual Meeting”). As a result, effective as of the Annual Meeting, Mr. Lawrie will no longer serve as the Company’s Chairman or as a director. Nancy Killefer, who currently serves as the Company’s Lead Independent Director, has been elected to succeed Mr. Lawrie, pending her re-election to the Board of Directors at the Annual Meeting. In connection with Mr. Lawrie’s pending resignation, the Board of Directors voted to decrease the size of the Board of Directors from eleven to ten directors, effective as of the Annual Meeting.

Further details are contained in the press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01          Financial Statements Exhibits.
(d)          Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CSRA INC.

Dated: June 23, 2016	By:	/s/ William J. Haynes II
	Name:	William J. Haynes II
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index
Exhibit No.	Description

99.1	Press Release, dated June 23, 2016